EX-31

Rule 13a-14(d)/15d-14(d) Certification.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the WFRBS Commercial Mortgage Trust 2013-C14 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Rialto Capital Advisors, LLC, as Special Servicer, U.S. Bank National Association, as Trustee, Pentalpha Surveillance LLC, as Trust Advisor, Prudential Asset Resources, Inc., as Primary Servicer, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Rialto Capital Advisors, LLC, as Special Servicer for the Cumberland Mall Mortgage Loan, U.S. Bank National Association, as Trustee for the Cumberland Mall Mortgage Loan, Pentalpha Surveillance LLC, as Trust Advisor for the Cumberland Mall Mortgage Loan, Prudential Asset Resources, Inc., as Primary Servicer for the Cumberland Mall Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Cumberland Mall Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Cumberland Mall Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 100 & 150 South Wacker Drive Mortgage Loan, U.S. Bank National Association, as Trustee for the 100 & 150 South Wacker Drive Mortgage Loan, Pentalpha Surveillance LLC, as Trust Advisor for the 100 & 150 South Wacker Drive Mortgage Loan, Prudential Asset Resources, Inc., as Primary Servicer for the 100 & 150 South Wacker Drive Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 100 & 150 South Wacker Drive Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the 100 & 150 South Wacker Drive Mortgage Loan.

Dated: March 30, 2015

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)